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131662.01
                                                            Exhibit 99.2.2



                        BUSH ROSS GARDNER WARREN & RUDY, P.A.   ATTORNEYS AT LAW
MAHLON H. BARLOW, III        220 SOUTH FRANKLIN STREET        NASREEN M. KADIVAR
DALE K. BOHNER                   TAMPA, FLORIDA 33602            S. TODD MERRILL
JOHN R. BUSH                                                 ALEXANDRA M. RENARD
MINDY L. CARREJA                 (813) 224-9255                   JEREMY P. ROSS
SAMUEL B. DOLCIMASCOLO                                          JOHN F. RUDY, II
PATRICIA LABARTA DOUGLAS                                        EDWARD O. SAVITZ
RICHARD K. FUEYO            TELECOPIER (813) 223-9620       ALICIA J. SCHUMACHER
J. STEPHEN GARDNER                                                NEAL A. SIVYER
JOHN N. GIORDANO                                               H. BRADLEY STAGGS
JEFFREY P. GREENBERG                                             RANDY K. STERNS
RICHARD B. HADLOW                                              JEFFREY W. WARREN
PAUL L. HUEY                                                      PAUL D. WATSON
DAVID M. JEFFRIES                                              DAVID B. WILLIAMS



                                                                 August 22, 1997

VIA FACSIMILE (561) 655-8719

Colette O. DeLabry, Esq.
Edwards & Angell
250 Royal Palm Way
Palm Beach, FL  33480

            Re:         L&L Foods, Inc.
                        Our File No.:  LLFI-0

Dear Colette:

     Robert Deziel called and informed me that he had spoken to George Heaton and that Robert had granted his consent for L&L Foods, Inc. to sell up to an additional 134,800 shares of the common stock of Shells Seafood Restaurants, Inc. pursuant to the terms of the August 7, 1997 agreement between Robert Deziel, L&L Foods, Inc. and our law firm. Would you have Robert, or would you on Robert's behalf, execute a copy of this letter acknowledging Robert's consent to increase the number of shares covered by the August 7, 1997 agreement from 129,600 shares to 264,400 shares. Thank you in advance.

                                                       Sincerely,

                                                       /s/ John N. Giordano
                                                       ------------------------
                                                           John N. Giordano


Agreed to and accepted this 22th
day of August 1997

/s/ Gary A. Woodfield, Esq.
---------------------------
Edwards & Angell
Attorneys for Robert Deziel

cc: Lee Heaton
    Harry S. Raleigh, Jr., Esq.